   As filed with the Securities and Exchange Commission on September __, 1994

                                              Registration No. 33-
   __________________________________________________________________________
   __________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         TANDEM COMPUTERS INCORPORATED
             (Exact name of registrant as specified in its charter)


                 Delaware                                                        94-2266618
      ------------------------------                                   ------------------------------
      (State or other jurisdiction of                                         (I.R.S. Employer
      incorporation or organization)                                         Identification No.)

           19333 Vallco Parkway
               Cupertino, CA                                                     95014-2599
      ------------------------------                                   ------------------------------
           (Address of Principal                                                 (Zip Code)
            Executive Offices)

                         TANDEM COMPUTERS INCORPORATED
                           DEFERRED COMPENSATION PLAN
                            (Full title of the plan)

         JOSEPHINE T. PARRY, ESQ.                                                 Copy to:
      Vice President, General Counsel                                       SCOTT T. SMITH, ESQ.
               and Secretary                                                 DAVID K. YAO, ESQ.
       Tandem Computers Incorporated                                      Pillsbury Madison & Sutro
          10435 N. Tantau Avenue                                             2700 Sand Hill Road
         Cupertino, CA 95014-0709                                         Menlo Park, CA 94025-7020
              (408) 725-6000                                                   (415) 233-4500
     --------------------------------                                  ------------------------------
       (Name, address and telephone                                      (Counsel to the Registrant)
       number, including area code,
           of agent for service)

                        CALCULATION OF REGISTRATION FEE

_______________________________________________________________________________________________________________________________
_______________________________________________________________________________________________________________________________

               Title of                   Amount              Proposed Maximum              Proposed                 Amount of
            Securities To                  To Be               Offering Price          Maximum Aggregate            Registration
            Be Registered               Registered               per Share             Offering Price(1)                Fee
_______________________________________________________________________________________________________________________________
General Obligations of Tandem          $20,000,000              $20,000,000               $20,000,000                $6,896.60
Computers Incorporated under the
Tandem Computers Incorporated
Deferred Compensation Plan in the
Principal Amount of $20,000,000
_______________________________________________________________________________________________________________________________
_______________________________________________________________________________________________________________________________

(1) This Registration Statement covers the principal amount of $20,000,000 and the registration fee is based upon such principal amount.
                            ________________

     The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.
________________________________________________________________________________
________________________________________________________________________________

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

          (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1993.

          (2) All other reports filed by the Registrant since September 30, 1993 with the Commission pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934.

          In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          The Tandem Computers Incorporated Deferred Compensation Plan (the "Plan") is an unfunded deferred compensation plan. The securities to be issued under the Plan constitute general obligations of the Registrant and will be offered to eligible Plan participants who may elect to defer certain amounts of their annual compensation. An aggregate principal amount of $20,000,000 is being registered under the Plan. Further amounts may be registered and issued as new or existing

Plan participants elect to defer portions of their compensation in subsequent years.

          Participation in the Plan is limited to employees of the Registrant electing to defer a portion of their compensation, who either (i) in the twelve-month period ending on the preceding July 1 had total compensation from base salary and commissions/bonuses of at least two times the social security wage base or (ii) have a current base salary of at least $100,000 and have a base salary plus target bonus of at least two times the social security wage base. The minimum amount that may be deferred by a participant under the Plan for any year is $3,000. The maximum amount of compensation that may be deferred by a participant is 50% of his or her annual base salary and up to 100% of any bonuses or commissions.

          Compensation deferred by a participant under the Plan is credited to a separate bookkeeping account for such participant. Deemed earnings will be credited to each account for each year of a participant's participation in the Plan at a rate determined based on the performance of investment funds selected by participants less any applicable administrative charges determined by the Registrant. Amounts deferred will not actually be invested in the investment funds. Instead, deferrals will be contributed to a grantor trust established under the Plan and trust assets may be invested in life insurance policies.

          Participants may elect to have a lump sum amount (not exceeding the participant's account balance) distributed at any time specified by the participant after the end of a deferral plan year. Absent an election of such a specific date distribution, a participant's account balance will be paid to the participant in installments or in a lump sum upon termination of employment, as selected by the participant prior to each plan year. In the case of financial hardship for a participant, the Administrative Committee established by the Registrant for the Plan, at its sole discretion, may direct payment to a participant of all or any portion of any amounts deferred.

          Amounts paid under the Plan will be paid from the trust established in connection with the Plan or from the general funds of the Registrant, and in the event of the bankruptcy or insolvency of the Registrant each participant and his or her beneficiaries have the status of unsecured general creditors of the Registrant with no special or prior right to any assets of the Registrant for payment of any obligations under the Plan. Except as otherwise provided by law, Plan benefits are not assignable, may not be used as security for loans or otherwise alienated and are exempt from the claims of participants' creditors and other claimants. Under the Plan, there is no limitation on the Registrant's right to issue senior debt or other securities. No events of default exist under the Plan nor is any absence of default evidence required.

          The Plan may be terminated or amended at any time by an action of the majority of the Registrant's Board of Directors. Any amendment will be prospective, so that benefits attributable to prior compensation deferrals will not be affected by such amendment.

          A copy of the Plan is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Paragraph B(i) of Article XI of the Registrant's Certificate of Incorporation provides that the corporation shall, to the fullest extent permitted by Delaware Law, indemnify any person (the "Indemnitee") who is or was involved in any manner (including, without limitation, as a party or a witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding brought by or in the right of the corporation to procure a judgment in its favor) (a "Proceeding"), by reason of the fact that Indemnitee is or was a director, officer, employee, agent, fiduciary or other official of the Registrant, or is or was serving another entity or enterprise in such capacity at the request of the Registrant, against all expenses and liabilities actually and reasonably incurred by Indemnitee in connection with such Proceeding.

  Paragraph B(ii) of Article XI of the Registrant's Certificate of Incorporation provides that the corporation may enter into contracts to provide individual Indemnitees with specific rights of indemnification to the fullest extent permitted by Delaware Law and may create trust funds, grant security interests, obtain letters of credit or use other means to ensure the payment of such amounts as may be necessary to effect the rights provided by the Certificate of Incorporation or in any such contract.

          Under Section 145 of the General Corporation Law of the State of Delaware, the state in which the Registrant is incorporated, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party, or by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents. In general, Section 145 provides that a corporation has the power to indemnify directors, officers, employees or agents where the individual acted in good faith and in a manner such individual reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such individual's conduct was unlawful. In circumstances where the individual shall have been adjudged to be liable for negligence or misconduct in the performance of such individual's duty to the corporation, indemnification will be allowed only to the extent that the court considering the action decides, in view of the circumstances, the individual is entitled to indemnity.

          The directors and officers of the Registrant and its subsidiaries are covered by policies of insurance under which they are insured, within limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers; the Registrant is similarly insured, with respect to certain payments it might be required to make its directors or officers under the applicable statutes and its charter provisions. In addition, pursuant to authority contained in the Registrant's Certificate of Incorporation (as set forth above), the Registrant has entered into indemnification agreements with its directors and officers.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          See Index to Exhibits.

Item 9.   Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on September 9, 1994.

                                          TANDEM COMPUTERS INCORPORATED


                                          By  /s/ JAMES G. TREYBIG
                                              --------------------------
                                                  James G. Treybig
                                                   President and
                                              Chief Executive Officer


                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James G. Treybig and David J. Rynne, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

                   Signature                            Title                            Date
                   ---------                            -----                            ----



            /s/ JAMES G. TREYBIG                  President, Chief                 September 9, 1994
- --------------------------------------------      Executive Officer and
              James G. Treybig                    Director (Principal
                                                  Executive Officer)

                   Signature                           Title                            Date
                   ---------                           -----                            ----



             /s/ DAVID J. RYNNE                   Senior Vice                      September 9, 1994
- --------------------------------------------      President and
               David J. Rynne                     Chief Financial
                                                  Officer (Prin-
                                                  cipal Financial
                                                  Officer)



          /s/ ANTHONY H. LEWIS, JR.               Vice President                   September 9, 1994
- --------------------------------------------      and Corporate
            Anthony H. Lewis, Jr.                 Controller (Prin-
                                                  cipal Accounting
                                                  Officer)

           /s/  JACK F. BENNETT
- --------------------------------------------
               Jack F. Bennett                    Director                         September 9, 1994



             /s/ MORTON COLLINS
- --------------------------------------------
               Morton Collins                     Director                         September 9, 1994



           /s/ SIR CAMPBELL FRASER
- --------------------------------------------
             Sir Campbell Fraser                  Director                         September 9, 1994



        /s/ FRANKLIN P. JOHNSON, JR.
- --------------------------------------------
          Franklin P. Johnson, Jr.                Director                         September 9, 1994



           /s/ ROBERT C. MARSHALL
- --------------------------------------------
             Robert C. Marshall                   Director                         September 9, 1994




- --------------------------------------------
              Thomas J. Perkins                   Director



         /s/ VERA STEPHANIE SHIRLEY
- --------------------------------------------
           Vera Stephanie Shirley                 Director                         September 9, 1994

                  Signature                              Title                 Date
                  ---------                              -----                 ----



- --------------------------------------------
            Robert G. Stone, Jr.                  Director



           /s/ THOMAS I. UNTERBERG
- --------------------------------------------
             Thomas I. Unterberg                  Director                September 9, 1994



            /s/ WALTER B. WRISTON
- --------------------------------------------
              Walter B. Wriston                   Director                September 9, 1994

                               INDEX TO EXHIBITS


    Exhibit                                                                            Sequentially
    Number              Exhibit                                                       Numbered Page
- ----------------------------------------------------------------------------------------------------

      4.1             Tandem Computers Incorporated Deferred
                      Compensation Plan

      5.1             Opinion regarding legality of
                      securities to be offered

     23.1             Consent of Ernst & Young LLP,
                      Independent Auditors

     23.2             Consent of Pillsbury Madison &
                      Sutro (included in Exhibit 5.1 to this Registration Statement)

     24.1             Powers of Attorney (see pages 8-10)